Exhibit 10.3

REVEL AC, INC.

SECOND AMENDMENT TO FIRST LIEN INTERCREDITOR AGREEMENT

This SECOND AMENDMENT TO FIRST LIEN INTERCREDITOR AGREEMENT (this “Amendment”) is dated as of December 20, 2012, and entered into among Revel AC, Inc., a Delaware corporation (the “Borrower”), the Grantors party to the First Lien Intercreditor Agreement, JPMorgan Chase Bank, N.A., as collateral agent for the First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Collateral Agent”), JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Revolving Secured Parties (in such capacities and together with its successors in such capacities, the “Revolving Agent”) and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Term Loan Secured Parties (in such capacities and together with its successors in such capacities, the “Term Loan Agent”). Reference is made to the First Lien Intercreditor Agreement dated as of May 3, 2012 (as amended pursuant to that certain First Amendment to First Lien Intercreditor Agreement dated August 22, 2012 (the “First Amendment”), as so amended, the “First Lien Intercreditor Agreement”), among the Borrower, the Grantors, the Revolving Agent and the Term Loan Agent. Capitalized terms used herein without definition shall have the same meanings as set forth in the First Lien Intercreditor Agreement (as amended by this Amendment).

W I T N E S S E T H :

WHEREAS, Borrower has requested certain amendments to the First Lien Intercreditor Agreement in the manner set forth in this Amendment;

WHEREAS, the Required Lenders (as defined in the Revolving Credit Agreement) to the Revolving Credit Agreement (as amended pursuant to the Second Amendment to Credit Agreement, dated the date hereof (the “Revolver Amendment”)) have consented to the Revolving Agent and the Collateral Agent entering into this Amendment, and the Required Lenders (as defined in the Term Loan Credit Agreement) to the Term Loan Credit Agreement (as amended pursuant to the Third Amendment to Credit Agreement, dated the date hereof (the “Term Loan Amendment”)) have consented to the Term Loan Agent and the Collateral Agent entering into this Amendment;

WHEREAS, the Collateral Agent, Revolving Agent and the Term Loan Agent have consented and agreed to the modifications to the First Lien Intercreditor Agreement set forth in this Amendment, subject to the terms and conditions of this Amendment; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments to the First Lien Intercreditor Agreement.

(A) The definition of “Maximum Priority Payment Amount” in Section 1.01(b) of the First Lien Intercreditor Agreement is hereby amended by replacing the phrase “$100,000,000” therein with “$250,000,000”.

(B) The following Section 2.01(d) is added to the First Lien Intercreditor Agreement:

“(d) Notwithstanding anything contained herein or in any of the Secured Credit Documents to the contrary, all Net Cash Proceeds (as defined in the Term Loan Credit Agreement, as amended) shall be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of this Agreement and any Secured Credit Document or in connection with the transactions contemplated thereunder and hereunder, (ii) SECOND, to the payment in full of all Revolving Obligations (including, without limitation, all obligations with respect to the Term Loan (as defined in the Revolving Credit Agreement), which are a part of the Revolving Obligations) in accordance with the terms of the Revolving Credit Agreement in an amount not to exceed the Maximum Priority Payment Amount and (iii) THIRD, after the Revolving Obligations have been repaid in an amount equal to the lesser of (x) the Maximum Priority Payment Amount and (y) such amount as will result in the Discharge of Revolving Obligations, to the payment in full of all remaining First Lien Obligations of each Class on a ratable basis based on the relative amounts of the secured obligations in accordance with the terms of the applicable Secured Credit Documents, (iv) FOURTH, after the Discharge of all First Lien Obligations (including the repayment in full in cash thereof and the termination of all commitments in connection therewith), to the holders of junior Liens on the Collateral and (v) FIFTH, thereafter to Borrower and the other Grantors or their successors or assigns or as a court of competent jurisdiction may direct.

(C) Section 5.01 of the First Lien Intercreditor Agreement is hereby amended to delete the notice addresses for each of the Collateral Agent, the Revolving Agent and the Term Loan Agent and replace such addresses in each case with the following:

JPMorgan Chase Bank, N.A.

383 Madison Avenue, Floor 24

New York, New York 10179

Attention: Susan Atkins

Facsimile: (212) 622-4556

susan.atkins@jpmorgan.com

with copy to

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2, Floor 03

Newark, Delaware, 19713-2107

Attention: Jenna Poore

Facsimile: (302) 634-4250

jenna.poore@jpmorgan.com

2. Conditions to Effectiveness. This Amendment shall not become effective unless and until the conditions precedent set forth below have been satisfied or the satisfaction thereof has been waived in writing by the Revolving Agent and the Term Loan Agent:

(A) Amendment. Receipt by the Term Loan Agent of counterparts of this Amendment, duly executed and delivered by the Revolving Agent, the Borrower, the Guarantors (as defined in the Term Loan Credit Agreement) and the Collateral Agent.

(B) Consents. All necessary consents to the effectiveness of this Amendment shall have been obtained and shall be in full force and effect.

3. Reference to and Effect on the First Lien Intercreditor Agreement. On and after the date of this Amendment, each reference in the First Lien Intercreditor Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the First Lien Intercreditor Agreement shall mean and be a reference to the First Lien Intercreditor Agreement as amended hereby. The First Lien Intercreditor Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. The amendments contained herein shall not be construed as amendments or waivers of any other provision of the First Lien Intercreditor Agreement or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of any of the parties to the First Lien Intercreditor Agreement that would require the waiver or consent of any of the other parties to the First Lien Intercreditor Agreement. The Collateral Agent, the Revolving Agent and the Term Loan Agent are authorized to execute and record an Amended and Restated Memorandum of First Lien Intercreditor Agreement and any modifications, amendments and/or restatements thereof, and in such form, as each of them shall determine from time to time, to effectuate the terms of the First Lien Intercreditor Agreement as amended.

4. Costs and Expenses. Borrower agrees to reimburse the Administrative Agent, each other Agent and each Lender for their respective reasonable out-of-pocket expenses incurred by them in connection with this Amendment, including the unpaid reasonable fees, charges and disbursements of counsel acting from time to time as primary counsel for the Agents (including Cahill Gordon & Reindel LLP and Cadwalader, Wickersham & Taft LLP) and, to the extent reasonably necessary or advisable, additional local counsel in New Jersey) and counsel acting from time to time as primary counsel for certain of the Lenders.

5. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

6. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

7. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopier or other electronic transmission (i.e. a “pdf” or “tif” document) shall be effective as delivery of a manually executed counterpart of this Amendment.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	/s/ Susan E. Atkins
Name: Susan E. Atkins
Title: Managing Director

JPMORGAN CHASE BANK, N.A., as Revolving Agent

By:	/s/ Susan E. Atkins
Name: Susan E. Atkins
Title: Managing Director

JPMORGAN CHASE BANK, N.A., as Term Loan Agent

By:	/s/ Susan E. Atkins
Name: Susan E. Atkins
Title: Managing Director

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Acknowledged by:

REVEL AC, INC., as Grantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: SVP & CFO

REVEL AC, LLC, as Grantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: SVP & CFO

REVEL ATLANTIC CITY, LLC, as Grantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: SVP & CFO

REVEL ENTERTAINMENT GROUP, LLC, as Grantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: SVP & CFO

NB ACQUISITION LLC, as Grantor

By:	/s/ Alan Greenstein
Name: Alan Greenstein
Title: SVP & CFO

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